Exhibit 21

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF NOVEMBER 28, 2009

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED

	UNITED STATES/ CANADA
H.B. Fuller Company	Minnesota
Branch: Indonesia
H.B. Fuller International Inc.	Delaware	H.B. Fuller Company	100.00
Branch: Hong Kong
Branch: Malaysia
Branch: Vietnam
Specialty Constructions Brands, Inc.	Minnesota	H.B. Fuller Company	100.00
Roanoke Companies Group, Inc.	Minnesota	Specialty Construction Brands, Inc.	100.00
Adalis Corporation	Washington	H.B. Fuller Company	100.00
Branch: Netherlands
H.B. Fuller Automotive Company	Kansas	H.B. Fuller Company	100.00
H.B. Fuller Canada Holding Co.	Canada	H.B. Fuller Company	100.00
H.B. Fuller Canada Investment Co.	Canada	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Canada (partnership)	Canada	H.B. Fuller Canada Holding Co.	99.99
		H.B. Fuller Canada Investment Co.	0.01

	ASIA-PACIFIC
H.B. Fuller Company Australia Pty. Ltd.	Australia	H.B. Fuller Company	100.00
Branch: New Zealand
H.B. Fuller (China) Adhesives Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd	99.00
H.B. Fuller (Shanghai) Trading Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd	100.00
H.B. Fuller (Shanghai) Consulting Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Guangzhou) Trading Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Shanghai) Technical Centre Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller India Private Limited¹	India	H.B. Fuller Company	99.90
H.B. Fuller India Adhesives Private Limited	India	H.B.Fuller Company	90.00
		H.B. Fuller International, Inc.	10.00
P.T. H.B. Fuller Indonesia	Indonesia	H.B. Fuller Company	99.00
		H.B. Fuller International, Inc.	1.00
H.B. Fuller Japan Company, Ltd. ²	Japan	H.B. Fuller Company	100.00
Sekisui Fuller Co., Ltd.	Japan	H.B. Fuller Company	50.00
H.B. Fuller Korea, Ltd.	Korea	H.B. Fuller Company	100.00
H.B. Fuller (Malaysia) Sdn. Bhd.²	Malaysia	H.B. Fuller Company	100.00
H.B. Fuller Adhesives Mauritius Ltd	Mauritius	H.B. Fuller Company	80.00
H.B. Fuller Company (N.Z.) Ltd. ²	New Zealand	H.B. Fuller Company	99.90
H.B. Fuller (Philippines), Inc.	Philippines	H.B. Fuller Company	93.68
HBF Realty Corporation	Philippines	H.B. Fuller Company	40.00
H.B. Fuller Taiwan Co., Ltd.	Taiwan	H.B. Fuller Company	100.00
H.B. Fuller (Thailand) Co., Ltd.	Thailand	H.B. Fuller Company	99.90
Multi-Clean (Lebanon) S.A.R.L.¹	Lebanon	H.B. Fuller Company	100.00
H.B. Fuller Lebanon S.A.R.L.¹	Lebanon	H.B. Fuller Company	100.00

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF NOVEMBER 28, 2009

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED

	EUROPE/MIDDLE EAST
H.B. Fuller Austria Produktions GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Austria GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
Branch: Hungary
Branch: Romania
Branch: Slovenia
H.B. Fuller Egypt Investment LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00
		H.B. Fuller Deutschland GmbH	50.00
H.B. Fuller Egypt Trade LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00
		H.B. Fuller Deutschland GmbH	50.00
H.B. Fuller Egymelt LLC	Egypt	H.B. Fuller Egypt Investment LLC	50.00
		H.B. Fuller Egypt Trade LLC	50.00
H.B. Fuller France SAS	France	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Deutschland Holding GmbH	Germany	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Deutschland Produktions GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: Poland
Branch: Russia
Nordic Adhesives Technology GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Isar-Rakoll Chemie, GmbH¹	Germany	H.B. Fuller Deutschland Produktions GmbH	100.00
H.B. Fuller Finance (Ireland)	Ireland	H.B. Fuller Europe GmbH	100.00
H.B. Fuller Italia Holding s.r.l.	Italy	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Italia Produzione s.r.l.	Italy	H.B. Fuller Italia Holding s.r.l.	100.00
H.B. Fuller Italia s.r.l.	Italy	H.B. Fuller Italia Holding s.r.l.	100.00
H.B. Fuller Benelux B.V.	Netherlands	H.B. Fuller Canada Holding Co.	100.00
Branch: Switzerland
H.B. Fuller Portugal—SGPS, Lda.	Portugal	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Portugal, Produtos Químicos, S.A.	Portugal	H.B. Fuller Portugal - SGPS Lda.	100.00
H.B. Fuller, Isar-Rakoll, S.A.	Portugal	H.B. Fuller Portugal - SGPS Lda.	100.00
H.B. Fuller Espana, S.A.	Spain	H.B. Fuller Company	100.00
H.B. Fuller Sverige AB	Sweden	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Schweiz GmbH²	Switzerland	H.B. Fuller Deutschland Produktions GmbH	100.00
H.B. Fuller Europe GmbH	Switzerland	H.B. Fuller Benelux B.V.	99.00
		H.B. Fuller Canada Holding Co.	1.00
H.B. Fuller Holdings Limited	U.K.	H.B. Fuller Company	100.00
H.B. Fuller Group Limited	U.K.	H.B. Fuller Holdings Limited	100.00
H.B. Fuller U.K. Operations Ltd.	U.K.	H.B. Fuller Group Ltd	100.00
H.B. Fuller U.K. Ltd.	U.K.	H.B. Fuller U.K. Operations Ltd.	100.00
H.B. Fuller U.K. Manufacturing Limited	U.K.	H.B. Fuller U.K. Operations Ltd.	100.00
Datac Ltd. ¹	U.K.	H.B. Fuller U.K. Operations Ltd.	100.00
H.B.F. Ltd.¹	U.K.	H.B. Fuller U.K. Operations Ltd.	100.00

	LATIN AMERICA
H.B. Fuller Latin America Shared Services S.R. Ltda	Costa Rica	H.B. Fuller International, Inc.	100.00
H.B. Fuller Mexico, S.A.	Mexico	H.B. Fuller Company	100.00

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF NOVEMBER 28, 2009

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED

Centro de Pinturas Glidden-Protecto, S.A.	Panama	H.B. Fuller Company	100.00
Fabrica de Pinturas Glidden, S.A.	Panama	H.B. Fuller Company	100.00
Distribuidora Americana, S.A.¹	Ecuador	H.B. Fuller Company	100.00
Kativo Chemical Industries, S.A.	Panama	H.B. Fuller Company	100.00
Branch: Costa Rica

	Kativo Consolidated Subsidiaries
H.B. Fuller Argentina, S.A.	Argentina	Kativo Chemical Industries, S.A.	98.00
		H.B. Fuller Company	2.00
H.B. Fuller Bolivia, Ltda.¹	Bolivia	Kativo Chemical Industries, S.A.	50.00
		Chemical Supply Corporation	50.00
H.B. Fuller Brazil, Ltda.	Brazil	Chemical Supply Corporation	51.27
		Kativo Chemical Industries, S.A.	48.72
		H.B. Fuller Holding Panama, S.A.	0.01
Adhesivos H.B. Fuller (Sul) Ltda.¹	Brazil	Chemical Supply Corporation	99.81
		Kativo Chemical Industries, S.A.	0.15
		H.B. Fuller Brazil, Ltda.	0.04
H.B. Fuller Chile, S.A.	Chile	Kativo Chemical Industries, S.A.	99.99
		Minority	0.01
H.B. Fuller Colombia, Ltda.	Colombia	Kativo Chemical Industries, S.A.	98.00
		Minority	2.00
Kativo Costa Rica, S.A.	Costa Rica	Kativo Chemical Industries, S.A.	100.00
Reca Quimica, S.A.	Costa Rica	Kativo Chemical Industries, S.A.	100.00
H.B. Fuller Centroamerica, S.A.	Costa Rica	Kativo Chemical Industries, S.A.	100.00
Resistol, S.A.¹	Costa Rica	Kativo Chemical Industries, S.A.	100.00
H.B. Fuller Caribe, S.A.¹	Dominican Republic	Kativo Chemical Industries, S.A.	90.60
Branch: Puerto Rico		Chemical Supply Corporation	8.82
		H.B. Fuller Holding Panama, S.A.	0.01
		Kativo Honduras, S.A.	0.01
		H.B. Fuller Centroamerica, S.A.	0.01
		Olga Ferrer	0.54
		Juan Bancalari	0.01
H.B. Fuller Ecuador, S.A.¹	Ecuador	Kativo Chemical Industries, S.A.	50.00
		Chemical Supply Corporation	50.00
Kativo Industrial de El Salvador, S.A.	El Salvador	Kativo Chemical Industries, S.A.	80.00
		Chemical Supply Corporation	20.00
H.B. Fuller El Salvador, S.A.¹	El Salvador	Kativo Chemical Industries, S.A.	80.00
		Chemical Supply Corporation	20.00
Deco Tintas de El Salvador, S.A.¹	El Salvador	Kativo Chemical Industries, S.A.	80.00
		Chemical Supply Corporation	20.00
Kativo Comercial de Guatemala, S.A.	Guatemala	Kativo Chemical Industries, S.A.	80.00
		Chemical Supply Corporation	20.00
H.B. Fuller Guatemala, S.A.¹	Guatemala	Chemical Supply Corporation	100.00
Resistol, S.A.¹	Guatemala	H.B. Fuller Guatemala, S.A.	100.00
Kativo de Honduras, S.A.	Honduras	Kativo Chemical Industries, S.A.	80.53
		Chemical Supply Corporation	19.47
H.B. Fuller Honduras, S.A. ¹	Honduras	Kativo Chemical Industries, S.A.	20.00
		Fuller Istmena, S.A.	20.00

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF NOVEMBER 28, 2009

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED
		H.B. Fuller Holding Panama, S.A.	40.00
		Chemical Supply Corporation	20.00
Industrias Kativo de Nicaragua, S.A.	Nicaragua	Kativo Chemical Industries, S.A.	99.99
		Minority	0.01
H.B. Fuller Nicaragua, S.A.¹	Nicaragua	Kativo Chemical Industries, S.A.	99.80
		Minority	0.20
Chemical Supply Corporation	Panama	Kativo Chemical Industries, S.A.	100.00
Chemical Supply Peruana, S.A.²	Peru	Chemical Supply Corporation	99.99
		Minority	0.01
H.B. Fuller Peru, S.A. ¹	Peru	Kativo Chemical Industries, S.A.	99.00
		Minority (Peru atty)	1.00
H.B. Fuller Uruguay, S.A.¹	Uruguay	Kativo Chemical Industries	100.00
H.B. Fuller Venezuela, C.A.¹	Venezuela	Kativo Chemical Industries, S.A.	100.00
H.B. Fuller Holding Panama Co.	Panama	Kativo Chemical Industries, S.A	81.80
		H.B. Fuller Company	18.20

1 — Inactive Entities

2 — To be liquidated